UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 23, 2007
Date of Report (Date of earliest event reported)

Commission File	Exact Name of Registrant as Specified in Its Charter; State of Incorporation;	IRS Employer
Number	Address of Principal Executive Offices; and Telephone Number	Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190
333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348 (610) 765-5959	23-3064219
1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321	36-0938600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events.
On May 23, 2007, Floor Amendment No. 3 to Senate Bill 1592 was posted in the Illinois House of Representatives, and on May 24, 2007, the bill was assigned to the House Electric Utility Oversight Committee. The amended bill is entitled the “Electricity Rate Relief Act of 2007.” This bill, if enacted into law, would roll back electricity rates at 2006 levels, although it would permit rates charged to include increases approved for delivery rates as of January 2, 2007. It also provides for refunds to customers of amounts paid in excess of the rolled back rates in 2007, plus interest. In addition, it would impose an annual generation “tax” of $70,000 per megawatt of nameplate capacity on most generation facilities in Illinois (with limited exceptions), estimated to cost Exelon Generation Company, LLC (Generation) about $775 million annually. The bill provides that the generation “tax” would be deposited into a special fund to which utilities could apply to fund refunds and reductions required under the law. To become law in Illinois, legislation would need to be passed by the House and Senate and signed by the Governor of Illinois.
Generation and Commonwealth Edison Company (ComEd) and other utilities and generators in Illinois continue discussions with members of the Illinois General Assembly and others in an effort to address their concerns about higher electric bills through measures other than legislation that would be harmful to consumers, electric utilities and generators in Illinois. Exelon Corporation (Exelon), Generation, and ComEd (collectively, Registrants) are unable to predict the outcome of discussions with members of the Illinois General Assembly or the legislative process in Illinois. The Registrants each believe that amended Senate Bill 1592, if enacted into law, would have serious detrimental effects on Illinois, the Registrants, other utilities and generators of electricity, and consumers of electricity. The Registrants believe the proposed legislation is unconstitutional, and if enacted, the Registrants would pursue all available legal remedies.
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This combined Form 8-K is being furnished separately by each of the Registrants. Information contained herein relating to any individual registrant has been furnished by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.
This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s, ComEd’s and Generation’s 2006 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation and (c) ITEM 8, Financial Statements and Supplementary Data: Note 18; (2) Exelon’s First Quarter 2007 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the SEC by Exelon, ComEd and Generation. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. Exelon, ComEd and Generation do not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION EXELON GENERATION COMPANY, LLC
/s/ John F. Young
John F. Young
Executive Vice President, Finance and Markets and Chief Financial Officer Exelon Corporation

COMMONWEALTH EDISON COMPANY
/s/ Robert K. McDonald
Robert K. McDonald
Senior Vice President, Chief Financial Officer, Treasurer and Chief Risk Officer Commonwealth Edison Company

May 24, 2007